 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-265979
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 4, 2022)
17,810,000 Shares of Common Stock
Pre-funded Warrants to Purchase 4,440,000 Shares of Common Stock
Warrants to Purchase 22,250,000 Shares of Common Stock
ELEVATION ONCOLOGY, INC.

We are offering (i) 17,810,000 shares of our common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 4,440,000 shares of common stock, and (ii) accompanying warrants, which we refer to herein as the “purchase warrants,” to purchase up to an aggregate of 22,250,000 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of each of the purchase warrants and the pre-funded warrants) pursuant to this prospectus supplement and the accompanying prospectus. The common stock and pre-funded warrants will be sold in combination with an accompanying purchase warrant to purchase shares of common stock issued for each share of common stock or pre-funded warrant sold. The shares of common stock (or the pre-funded warrants) and purchase warrants are immediately separable and will be issued separately. The purchase warrants will be exercisable immediately and expire on June 13, 2028. The purchase warrants have an exercise price of $2.25 per whole share of common stock, subject to adjustment as described elsewhere in this prospectus supplement. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants and purchase warrants.
Our common stock is quoted on the Nasdaq Global Select Market under the symbol “ELEV.” On June 8, 2023, the last reported sales price of our common stock on the Nasdaq Global Select Market was $2.82 per share. There is no established public trading market for the purchase warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the purchase warrants or the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.
We are a “smaller reporting company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement, page 4 of the prospectus and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	PER SHARE AND ACCOMPANYING PURCHASE WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING PURCHASE WARRANT	TOTAL
Public offering price	$2.250	$2.2499	$50,062,056
Underwriting discount and commissions(1)	$0.135	$0.1350	$3,003,750
Proceeds to Elevation Oncology, Inc. (before expenses)	$2.115	$2.1149	$47,058,306

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the securities is expected to be made on or about June 13, 2023.

Joint Bookrunning Managers
SVB Securities	TD Cowen
Prospectus Supplement dated June 8, 2023

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated August 4, 2022, are part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock, purchase warrants and pre-funded warrants to certain investors. We provide information to you about this offering of shares of our common stock, pre-funded warrants and purchase warrants in two separate documents that are bound together: (1) this prospectus supplement, including the documents incorporated by reference herein, which describes the specific details regarding this offering; and (2) the accompanying prospectus, including the documents incorporated by reference therein, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.
Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities, and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Elevation,” “Elevation Oncology,” the “Company,” “we,” “us,” and “our” refer to Elevation Oncology, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless otherwise noted. The mark “Elevation Oncology, Inc.,” the Elevation Oncology logo and all product candidate names are our common law trademarks. Solely for convenience, the trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in other parts of in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement from the filings with the SEC listed below under the heading “Incorporation of Information by Reference.” It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs. We are rethinking drug development by seeking innovative, selective cancer therapies that can be matched to a patient’s unique tumor characteristics.
Our lead product candidate, EO-3021 (also known as SYSA1801 or CPO102), is an antibody-drug conjugate (“ADC”) designed to target Claudin 18.2, a clinically validated molecular target, which can selectively deliver a cytotoxic payload directly to cancer cells expressing Claudin 18.2. We currently have worldwide development and commercialization rights for EO-3021 outside Greater China (the People’s Republic of China, Hong Kong, Macau and Taiwan). Our licensor and partner, CSPC Pharmaceutical Group Limited (collectively with its affiliates, “CSPC”), is actively recruiting patients in its ongoing Phase 1 clinical trial of SYSA1801 (EO-3021) in China.
We expect to initiate a Phase 1 clinical trial of EO-3021 in the United States in the second half of 2023. An Investigational New Drug application (“IND”) for EO-3021 has been cleared with the U.S. Food and Drug Administration (the “FDA”). EO-3021 was granted orphan drug designation by the FDA for the treatment of gastric cancer (including cancer of gastroesophageal junction) in November 2020 and for the treatment of pancreatic cancer in May 2021.
Claudin 18.2 is expressed across several solid tumor types, including many gastrointestinal cancers such as gastric, gastroesophageal junction and pancreatic cancer. Claudin 18.2 is also expressed in ovarian cancer, non-small cell lung cancer (“NSCLC”) and other solid tumors. EO-3021 is an anti-Claudin 18.2 ADC that binds to Claudin 18.2 on the cell surface and is internalized, upon which the linker is cleaved in the lysosome to release the monomethyl auristatin E (“MMAE”) payload, a potent anti-mitotic agent. This results in microtubule disruption, inhibiting cell division and promoting cancer cell death via apoptosis. MMAE has been clinically validated as an effective anti-tumor payload and is the cytotoxic component of several FDA-approved ADCs.
Recent Developments
On June 3, 2023, CSPC presented initial clinical data for SYSA1801 (EO-3021) from its ongoing Phase 1 dose escalation and expansion study in China at the American Society of Clinical Oncology 2023 Annual Meeting held on June 2-6, 2023.
Key findings from the Phase 1 study include:
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As of the data cutoff date of November 5, 2022, 33 patients with resistant/refractory solid tumors that expressed Claudin 18.2 were enrolled.

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Patients received 0.5 mg/kg to 3 mg/kg of EO-3021 administered intravenously (“IV”) every 3 weeks (“Q3W”) as part of the dose escalation (n=17) portion of the study; in the dose expansion portion of the study, patients (n=16) were treated at doses of 2.0 mg/kg IV Q3W and 2.5 mg/kg IV Q3W.

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26 patients (78.8%) had gastric cancer (GC); 7 patients (21.2%) had pancreatic cancer.

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11 patients (33.3%) had been pretreated with 3 or more prior lines of therapy.

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21 patients (gastric cancer n=17; pancreatic cancer n=4) were evaluable for efficacy per RECIST v1.1.

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In gastric cancer, the objective response rate (“ORR”) was 47.1% (8 partial responses (“PRs”), including 4 confirmed PRs) and the disease control rate (“DCR”) was 64.7%, including three patients with stable disease (“SD”).

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The overall ORR was 38.1% (8 PRs, including 4 confirmed PRs) and DCR was 57.1% (including 4 SDs).

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Of the 33 patients enrolled at the time of data cutoff, treatment-related adverse events (“TRAEs”) of any grade occurred in 25 patients (75.8%), including eight (24.2%) TRAEs of Grade 3 or higher.

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The most common TRAEs (occurring in >20% of patients) were nausea (42.4%), vomiting (36.4%), dry eye syndrome (21.2%) and anemia (21.2%).

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Two dose-limiting toxicities of Grade 3 nausea and vomiting occurred at the 3 mg/kg IV Q3W dose.

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No treatment-related deaths were reported.

Corporate Information
We were incorporated under the laws of the State of Delaware on April 29, 2019, originally under the name 14ner Oncology, Inc. We changed our name on February 12, 2020, to Elevation Oncology, Inc. Our principal executive offices are located at 888 Seventh Ave, 12th Floor, New York, New York 10106 and our telephone number is (716) 371-1125. Our website address is www.elevationoncology.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING
Common stock offered by us
17,810,000 shares
Pre-funded warrants offered by us
We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 4,440,000 shares of common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Pre-funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.
Purchase warrants offered
by us
We are also offering purchase warrants to purchase up to 22,250,000 shares of our common stock. Each purchase warrant will have an initial exercise price per share of $2.25, subject to certain adjustments, and will expire on June 13, 2028. See “Description of Purchase Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such purchase warrants.
Common stock to be outstanding immediately following this offering
41,596,337 shares (assuming none of the purchase warrants or the pre-funded warrants issued in this offering are exercised).
Use of proceeds
We currently intend to use the net proceeds of this offering primarily to fund clinical development of our lead product candidate EO-3021, an ADC that has been designed to selectively deliver a cytotoxic payload directly to cancer cells expressing Claudin 18.2, and other general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves significant risks. You should read the “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our securities.
Nasdaq Global Select Market listing
“ELEV”
The number of shares of our common stock to be outstanding after this offering is based on 23,786,337 shares of our common stock outstanding as of March 31, 2023, and excludes treasury shares and the shares of common stock issuable upon exercise of the purchase warrants and the pre-funded warrants being offered by us in this offering, as well as:
•
5,154,446 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2023, under our 2019 Equity Incentive Plan (the “2019 Plan”), and our 2021 Equity Incentive Plan (the “2021 Plan”) at a weighted-average exercise price of $2.87 per share;

•
209,085 shares of common stock issuable upon the vesting of and settlement of restricted stock units (“RSUs”), outstanding as of March 31, 2023; and

•
2,100,794 additional shares of common stock reserved for future issuance as of March 31, 2023 under our stock-based compensation plans, consisting of (1) 1,407,388 shares of common stock reserved for issuance under our 2021 Equity Incentive Plan and (2) 693,406 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.
Shares outstanding as of March 31, 2023, include 2,793,564 shares subject to forfeiture or repurchase.
Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise of outstanding options and no settlement of RSUs after March 31, 2023, and no exercise of the purchase warrants and the pre-funded warrants we are offering to certain investors.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, purchase warrants and pre-funded warrants, you should consider carefully the risks described below and the risks, uncertainties and assumptions discussed in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additionally, to the extent the ongoing COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks incorporated by reference or set forth below. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. For more information, see “Use of Proceeds” for the intended uses of proceeds from this offering.
If you purchase securities sold in this offering, you will incur immediate and substantial dilution.
If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the as adjusted net tangible book value per share as of March 31, 2023, based on the combined public offering price per share of common stock (or pre-funded warrant) and accompanying purchase warrant to purchase 22,250,000 shares of common stock because the price that you pay will be substantially greater than the as adjusted net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the offering price when they purchased shares of our capital stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our stock-based compensation plans, and when we otherwise issue additional shares of our common stock. Furthermore, if the purchase warrants or pre-funded warrants offered hereby, are exercised, you could experience further dilution. For more information, see “Dilution.”
A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Further, we have a number of stock options and restricted stock units outstanding. If a substantial number of shares of common stock underlying these stock options, or any vested restricted stock units, are sold, or if it is perceived that these will be sold in the public market, it could have an adverse impact on the market price of our common stock. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
We may raise money through additional public or private offerings of our equity securities or equity-linked securities. For example, in July 2022, we entered into an “at-the-market” program and sales agreement with Cowen and Company, LLC (the “Sales Agreement”), under which we may, from time to time, offer and sell common stock having an aggregate offering value of up to $50.0 million, subject to certain conditions. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock. Pursuant to the terms of the underwriting agreement, we may not sell shares pursuant to the Sales Agreement until 90 days after the date of the prospectus supplement.
In connection with this offering, we, and our directors and executive officers have entered into lock-up agreements with the underwriters for a period of 90 days after the date of this prospectus supplement, and certain of our stockholders have entered into lock-up agreements with the underwriters for a period of 60 days after the date of this prospectus supplement. The lock-up agreements are subject to various exceptions, and we, our directors and executive officers and our stockholders may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the underwriters. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we, our directors and executive officers and certain of our stockholders may sell shares into the market, which could adversely affect the market price of shares of our common stock.
We also expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
In addition, we have a significant number of stock options outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. In the event that the outstanding options are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.
There is no public market for the purchase warrants or the pre-funded warrants being offered in this offering.
There is no public trading market for the purchase warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the purchase warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of the purchase warrants or the pre-funded warrants will be limited.
The purchase warrants are speculative in nature. You may not be able to recover your investment in the purchase warrants, and the purchase warrants may expire worthless.
The purchase warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of purchase warrants may exercise their right to acquire the underlying common stock and pay an exercise price per share equal to $2.25, subject to certain adjustments, and expire on June  13, 2028, after which any unexercised purchase warrants will have no further value. Moreover, following this offering, the market value of the purchase warrants, if any, is uncertain and there can be no assurance that the market value of the purchase warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the purchase warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the purchase warrants to exercise the purchase warrants.
We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such warrant which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
Holders of the purchase warrants and the pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders acquire our common stock.
Until holders of the purchase warrants and the pre-funded warrants acquire shares of our common stock upon exercise of the purchase warrants and pre-funded warrants, holders of the purchase warrants or the pre-funded warrants will have no rights with respect to the shares of our common stock underlying such purchase warrants or pre-funded warrants. Upon exercise of the purchase warrants or the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our common stock may not be permitted to exercise the purchase warrants or the pre-funded warrants that they hold.
A holder of a purchase warrant or pre-funded warrant will not be entitled to exercise any portion of any purchase warrant or pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the purchase warrant or pre-funded warrants, as applicable, unless such percentage is increased upon at least 61 days’ prior notice. As a result, you may not be able to exercise your purchase warrant or pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your purchase warrant or pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the purchase warrant or pre-funded warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “predict,” “potential” and similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. We intend that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk factors” and elsewhere in this prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus include, among other things, statements about:
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our ability to develop, obtain regulatory approval and commercialize EO-3021 and our other product candidates;

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the timing of our preclinical studies and clinical trials for EO-3021 and our other product candidates;

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our ability to establish and maintain collaborations, including with CSPC, our licensor and partner for EO-3021;

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estimates of our addressable market and market growth;

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our expectations regarding demand for, and market acceptance of, EO-3021 and our other product candidates;

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our ability to compete effectively with existing competitors and new market entrants;

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the potential effects of extensive government regulations relating to our industry;

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our ability to obtain, maintain, and protect and enforce intellectual property and proprietary rights;

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our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

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our ability to maintain secure, efficient and uninterrupted operation of our information technology systems from security breaches, cyberattacks, loss or leakage of data and other disruptions;

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our ability to expand our pipeline of product candidates;

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our ability to attract and retain key management and technical personnel;

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general economic, market and geopolitical conditions, including rising interest rates, market volatility and inflation, and the impact of geopolitical tensions with China and the war in Ukraine;

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the effects of the continued presence of COVID-19 on any of the above or any other aspect of our business operations;

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our expectations regarding expenses, future revenue, capital requirements, and our needs for additional financing;

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the anticipated use of the net proceeds from this offering and how long our cash, including proceeds from this offering, will be sufficient to fund our operations and clinical development activities; and

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other statements that are not historical facts.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections.

Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Report filings with the SEC, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statement

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the shares of common stock (or pre-funded warrants) and accompanying purchase warrants that we are offering, excluding the proceeds, if any, from the exercise of the purchase warrants or the pre-funded warrants, of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $46.4 million. If all of the purchase warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $2.25, we would receive additional proceeds of approximately $50.1 million. We cannot predict when or if the purchase warrants will be exercised. It is also possible that the purchase warrants may expire and may never be exercised. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities primarily to fund clinical development of our lead product candidate EO-3021, an ADC that has been designed to selectively deliver a cytotoxic payload directly to cancer cells expressing Claudin 18.2, and other general corporate purposes. We expect the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, and other available sources of cash to be sufficient to fund our operations through at least the next 24 months.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of March 31, 2023 was approximately $33.8 million, or approximately $1.42 per share of common stock based upon 23,786,337 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2023.
After giving effect to the sale of (i) 17,810,000 shares of our common stock and accompanying purchase warrants to purchase an additional 17,810,000 shares of our common stock in this public offering at the combined public offering price of $2.25 per share and accompanying purchase warrant and (ii) pre-funded warrants to purchase up to 4,440,000 shares of our common stock and accompanying purchase warrants to purchase an additional 4,440,000 shares of our common stock in this public offering at the combined public offering price (which equals the public offering price per share of the common stock less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued and any proceeds received upon exercise of the purchase warrants or pre-funded warrants or any resulting accounting associated with the purchase warrants or pre-funded warrants) and, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $80.2 million, or $1.93 per share. This represents an immediate increase in net tangible book value of $0.51 per share to existing stockholders and immediate dilution of $0.32 per share to investors purchasing our common stock and pre-funded warrants in this offering at the public offering price. The following table illustrates this dilution on a per share basis:
Combined public offering price per share of common stock and accompanying purchase warrant to purchase common stock		$2.25
Net tangible book value per share as of March 31, 2023, before giving effect to this offering	$1.42
Increase in as adjusted net tangible book value per share attributable to investors purchasing our common stock and pre-funded warrants in this offering	$0.51
As adjusted net tangible book value per share, after this offering		$1.93
Dilution per share to investors purchasing shares in this offering		$0.32
If holders of the purchase warrants and pre-funded warrants exercise the purchase warrants and the pre-funded warrants, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $1.91 per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $0.34 per share.
The foregoing tables and calculations are based on 23,786,337 shares of our common stock outstanding as of March 31, 2023, and excludes treasury shares and the shares of common stock issuable upon the exercise of the purchase warrants and the pre-funded warrants being offered by us in this offering, as well as:
•
5,154,446 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2023, under our 2019 Plan, and our 2021 Plan at a weighted-average exercise price of $2.87 per share;

•
209,085 shares of common stock issuable upon the vesting of and settlement of RSUs, outstanding as of March 31, 2023; and

•
2,100,794 additional shares of common stock reserved for future issuance as of March 31, 2023 under our stock-based compensation plans, consisting of (1) 1,407,388 shares of common stock reserved for issuance under our 2021 Equity Incentive Plan and (2) 693,406 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

Shares outstanding as of March 31, 2023, include 2,793,564 shares subject to forfeiture or repurchase.
Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise of outstanding options and no settlement of restricted stock units after March 31, 2023, and no exercise of the purchase warrants or the pre-funded warrants we are offering to certain investors.

To the extent that outstanding options are exercised or other shares issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF PURCHASE WARRANTS
The following is a brief summary of certain terms and conditions of the purchase warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the purchase warrants.
Form
The purchase warrants will be issued as individual warrant agreements to the investors. The form of purchase warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.
Term
The purchase warrants will expire on the five-year anniversary of the date of issuance.
Exercisability
The purchase warrants are exercisable at any time after their original issuance. The purchase warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the purchase warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the purchase warrant. No fractional shares of common stock will be issued in connection with the exercise of a purchase warrant.
Exercise limitations
Under the purchase warrants, we may not effect the exercise of any purchase warrant, and a holder will not be entitled to exercise any portion of any purchase warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the purchase warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.
Exercise price
The initial per share exercise price of the purchase warrants is $2.25. The exercise price is subject to adjustment in the event of stock combinations, subdivisions or similar events affecting our common stock is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the purchase warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange listing
We do not plan on applying to list the purchase warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.
Fundamental transactions
In the event of a fundamental transaction, as described in the purchase warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the purchase warrants will be entitled to receive upon exercise of the purchase warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the purchase warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the purchase warrants.
No rights as a stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a purchase warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the purchase warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a purchase warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “— Exercise limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.
Term
The pre-funded warrants do not expire.
Exercisability
The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.
Exercise limitations
Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.
Exercise price
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange listing
We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental transactions
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.
No rights as a stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “— Exercise limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

UNDERWRITING
SVB Securities LLC and Cowen and Company, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock, pre-funded warrants and purchase warrants set forth opposite its name below.
Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Accompanying Warrants
SVB Securities LLC	8,905,000	2,220,000	11,125,000
Cowen and Company, LLC	8,905,000	2,220,000	11,125,000
Total	17,810,000	4,440,000	22,250,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares, purchase warrants and pre-funded warrants sold under the underwriting agreement if any of such securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, purchase warrants and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, purchase warrants, pre-funded warrants, and shares of common stock underlying purchase warrants and the pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares, purchase warrants, and pre-funded warrants to the public at the combined initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.081 per share (or pre-funded warrant) and accompanying purchase warrant. After the initial offering of the shares, purchase warrants, and pre-funded warrants, the combined public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the initial combined public offering price, underwriting discounts and commissions and proceeds, before expenses, to us.
	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Initial public offering price	$2.250	$2.2499	$50,062,056
Underwriting discounts and commissions	$0.135	$0.1350	$3,003,750
Proceeds, before expenses, to us	$2.115	$2.1149	$47,058,306
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $630,000. We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
No Sales of Similar Securities
We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days (60 days for certain existing security holders) after the date of this prospectus supplement without first obtaining the written consent of SVB Securities LLC and Cowen and Company, LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock;

•
sell any option or contract to purchase any common stock;

•
purchase any option or contract to sell any common stock;

•
grant any option, right or warrant for the sale of any common stock;

•
otherwise dispose of or transfer any common stock;

•
request or demand that we file a registration statement related to the common stock; or

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The exceptions permit us, among other things and subject to restrictions, to file a prospectus supplement related to the Sales Agreement with Cowen and Company, LLC, beginning after 30 days from the date of this prospectus supplement, provided that no sale of shares of common stock pursuant to the Sales Agreement will occur during the lock-up period, and to establish a rule 10b5-1 trading plan, provided that there is no sale of shares of common stock pursuant to such plan during the lock-up period.
The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ELEV.” We do not plan to list the purchase warrants or the pre-funded warrants on the Nasdaq Global Select Market or any other securities exchange or trading market.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
On July 1, 2022, we entered into the Sales Agreement with Cowen and Company, LLC, under which we may offer and sell, from time to time, shares of common stock having aggregate gross proceeds of up to $50.0 million. To date, no shares of our common stock have been offered or sold pursuant to the Sales Agreement. We may terminate the Sales Agreement in accordance with its terms. Pursuant to the terms of the underwriting agreement, we may not sell shares pursuant to the Sales Agreement until 90 days after the date of this prospectus supplement.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
LEGAL MATTERS
The validity of the securities offered hereby and certain other legal matters in connection with this offering will be passed upon by Fenwick & West LLP, San Francisco, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract or other document.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 888 Seventh Ave., 12th Floor, New York, New York 10106 during normal business hours.
Information about us is also available at our website at http://www.elevationoncology.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:
(1)
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;

(2)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

(3)
Our Current Reports on Form 8-K filed on January 6, 2023, March 3, 2023, April 17, 2023, and June 5, 2023 (in each case to the extent filed and not furnished);

(4)
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

(5)
The description of our common stock in our Registration Statement on Form 8-A (No. 001-40523) filed with the SEC on June 21, 2021, under Section 12(b) of the Exchange Act, and including any other amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Elevation Oncology, Inc., Attn: Investor Relations, 888 Seventh Ave., 12th Floor, New York, New York 10106, telephone number (716) 371-1125. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

PROSPECTUS
$250,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $250,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $250,000,000. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our common stock is traded on The Nasdaq Global Select Market under the symbol “ELEV.” On June 8, 2022, the last reported sales price for our common stock was $2.20 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.
Under the registration statement to which this prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75,000,000 million or more). The aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $33.46 million, based on 23,300,896 shares of outstanding common stock, of which approximately 8,091,469 shares were held by affiliates, and a price of $2.20 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on June 8, 2022. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 in the prior 12-month period that ends on and includes the date of this prospectus, other than $11,000,000 of our common stock that may be issued and sold under an open market sale agreement dated July 1, 2022 with Cowen and Company, LLC, which is being registered concurrently herewith.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.
Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $250,000,000.
We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
In this prospectus, unless the context otherwise requires, the terms “Elevation,” “Elevation Oncology,” the “Company,” “we,” “us,” and “our” refer to Elevation Oncology, Inc., a Delaware corporation.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are a precision oncology company focused on the development of targeted therapeutics for the treatment of cancer in genomically defined patient populations. Our vision is to elevate precision medicine to the forefront of every cancer treatment journey, as we believe that each patient living with cancer deserves the opportunity to benefit from a genomically-driven treatment decision. We utilize our deep expertise in developing drugs for rare, genomically defined patient populations and strategic collaborations with our diagnostic collaborators to work towards a future where each tumor’s unique genomic test result can be matched with a purpose-built precision medicine.
We are focused on identifying oncogenic drivers that are known to be predominantly mutually exclusive with other driver alterations, and pursuing innovations and efficiencies in the conduct of clinical trials that we believe may enable development of targeted therapeutics against those oncogenic drivers.
Our lead program is focused on NRG1 fusions, which are rare genomic alterations that have been identified as oncogenic driver alterations and that we believe have the potential to be therapeutically actionable through targeted HER3 inhibition. We also plan to expand our drug development pipeline beyond seribantumab into additional genomically defined cancers by leveraging our value-driving partnerships with Caris Life Sciences and others, as well as by exploring further opportunities to selectively partner on additional precision oncology assets.
The Securities We May Offer
With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $250,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share.
Preferred Stock
We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.
Debt Securities
We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.
We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Warrants
We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.
Subscription Rights
We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.
Units
We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.
Company Information
We were incorporated under the laws of the State of Delaware on April 29, 2019, or Inception, originally under the name 14ner Oncology, Inc. We changed our name on February 12, 2020 to Elevation Oncology, Inc. Our principal executive offices are located at 888 Seventh Ave, 12th Floor, New York, New York 10106 and our telephone number is (716) 371-1125. Our website address is www.elevationoncology.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q and any other filings we make with the SEC from time to time, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.
Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, debt financing, our future results of operations and financial position, our commercialization strategy, business strategies, market size, potential growth opportunities, clinical development activities, efficacy and safety profile of our product candidates, timing and results of our development activities, preclinical studies and clinical trials, the receipt and timing of potential regulatory designations, the achievement of clinical and commercial milestones, the advancement of product candidates, the approvals and commercialization of product candidates and other statements that are not historical facts. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.
These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us.
We also maintain a website at www.elevationoncology.com. Upon completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022 pursuant to Section 13 of the Exchange Act, including certain information specifically incorporated by reference therein from our definitive proxy statement for the 2022 Annual Meeting of Stockholders;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 5, 2022;

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our Current Reports on Form 8-K filed on January 21, 2022, June 21, 2022 and July 28, 2022; and

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the description of our common stock contained in our registration statement on Form 8-A (File No. 001-40523) filed with the SEC on June 21, 2021 under Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 3, 2022, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Elevation Oncology, Inc., Attn: Investor Relations, 888 Seventh Ave., 12th Floor, New York, New York 10106, and our telephone number is (716) 371-1125. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, clinical and process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.
The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Select Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
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the terms of the offer;

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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

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the purchase price of the securities from us;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any options under which underwriters, if any, may purchase additional securities from us;

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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

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any public offering price; and

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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK
General
Our restated certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
The following is a summary description of the material terms of our capital stock. The description of capital stock is intended as a summary and is qualified in its entirety by reference to our restated certificate of incorporation, or restated certificate of incorporation, and our restated bylaws, or restated bylaws, copies of which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our restated certificate of incorporation, our restated bylaws and the applicable provisions of the Delaware General Corporation Law, or DGCL, for additional information.
Common Stock
Dividend rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation, which means that holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No preemptive or similar rights
Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares our of preferred stock.
Preferred Stock
No shares of our preferred stock are outstanding. Pursuant to our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors will also be able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.
Registration Rights
Pursuant to the terms of the Amended and Restated Investors’ Rights Agreement, or the IRA, the holders of shares of our common stock will be entitled to rights with respect to the registration of these shares under the Securities Act as described below. We refer to these shares collectively as registrable securities.
Demand Registration Rights
The holders of not less than 50% of the then-outstanding registrable securities may make a request to us for the registration under the Securities Act of at least 40% of the registrable securities then outstanding if the anticipated aggregate offering price, net of selling expenses, would exceed $10.0 million. Within 10 days after the date such request is given, we are obligated to provide notice of such request to all holders of registrable securities and, as soon as practicable and in any event within 60 days after the date such request is given, to file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights. We may postpone taking action with respect to such filing not more than twice during any 12-month period for a total period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders; provided that we may not register any securities for our own account or that of any other stockholder during such 120-day period other than under certain circumstances.
Form S-3 Registration Rights
The holders of at least 10% of the then-outstanding registrable securities can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered, net of selling expenses, is at least $5.0 million. Within ten days after such request is given, we are obligated to provide notice of such request to all holders of registrable securities and as soon as practicable and in any event within 45 days, file a Form S-3 registration statement, covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders. We are only required to file two registration statements on Form S-3 in a 12-month period. We may postpone taking action with respect to such filing not more than twice during any 12-month period for a period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders; provided that we may not register any securities for our own account or that of any other stockholder during such 120-day period other than under certain circumstances.
Piggyback Registration Rights
If we register any of our securities for public sale, holders of then-outstanding registrable securities or their permitted transferees will have the right to include their registrable securities in the registration statement. However, this right does not apply to a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our common stock. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total number of registrable securities originally requested by such holders to be included in the registration statement. However, the number of shares to be registered by these holders cannot be reduced below 20% of the registrable securities such holders requested to be included in such offering.
Expenses of Registration Rights
We will pay all expenses, other than underwriting discounts and selling commissions incurred in connection with each of the registrations described above, including the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling holders selected by holders of a majority of the registrable securities to be registered, provided however that the registrations described above are not subsequently withdrawn at the request of the holders of a majority in interest of the registerable securities (in which case all selling holders shall bear such expenses pro rata based upon the number of registrable securities that were to be included in the withdrawn registration) unless the holders of a majority of the registrable securities agree to forfeit their right to a registration as described above and provided further that if, at the time of such withdrawal, the holders of these rights shall have learned of a material adverse change in the condition, business, or prospects of the company from that known to the holders at the time of their request and have withdrawn the request with reasonable promptness after learning such information then the holders shall not be required to pay any of such expenses and shall not forfeit their rights. All underwriting discounts and selling commissions shall be borne and paid by the holders pro rata on the basis of the number of registrable securities registered on their behalf.
Expiration of Registration Rights
The registration rights described above will expire, with respect to any particular holder of these rights, on such time as the registerable securities held by such holder may be sold within any three-month period without restriction pursuant to Rule 144 or a similar exemption under the Securities Act.
Anti-takeover Provisions
The provisions of the DGCL, our restated certificate of incorporation and our restated bylaws, could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also executive officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Restated Certificate of Incorporation and Restated Bylaw Provisions
Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:
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Board of Directors Vacancies.   Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified Board.   Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder Action; Special Meetings of Stockholders.   Our restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

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Directors Removed Only for Cause.   Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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Amendment of Charter Provisions.   Any amendment of the above expected provisions in our restated certificate of incorporation requires approval by the holders of at least two-thirds of our outstanding common stock.

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Issuance of Undesignated Preferred Stock.   Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

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Choice of Forum.   Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our restated bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, which we refer to as a Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, executive officers or other employees, which may discourage lawsuits against us and our directors, executive officers, and other employees.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York, 11219.
Exchange Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “ELEV.”

DESCRIPTION OF DEBT SECURITIES
General
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
We may offer under this prospectus up to an aggregate principal amount of $250,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $250,000,000. We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the series;

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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Events of Default”;

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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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events requiring adjustment to the conversion or exchange price;

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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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any anti-dilution provisions, if applicable.

Registered Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Merger, Consolidation or Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
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we fail to pay any principal or premium, if any, when it becomes due;

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we fail to pay any interest within 30 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

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certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
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all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

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all lawful interest on overdue interest and overdue principal has been paid; and

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the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
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the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

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the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
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to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

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to provide for certificated debt securities in addition to uncertificated debt securities;

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to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

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to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

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reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

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reduce the principal of or change the stated maturity of the debt securities;

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make any debt security payable in money other than that stated in the debt security;

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change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

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waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

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waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

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take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
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to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

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to register the transfer or exchange of such debt securities;

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to replace temporary or mutilated, destroyed, lost or stolen debt securities;

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to compensate and indemnify the trustee;

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to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:
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money;

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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

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certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
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the title of the debt warrants;

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the offering price for the debt warrants, if any;

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the aggregate number of the debt warrants;

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the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

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if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the dates on which the right to exercise the debt warrants will commence and expire;

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if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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the antidilution provisions of the debt warrants, if any;

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the redemption or call provisions, if any, applicable to the debt warrants;

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any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

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any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of warrants;

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the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

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the dates on which the right to exercise the warrants shall commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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the antidilution provisions of the warrants, if any;

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the redemption or call provisions, if any, applicable to the warrants;

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any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

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any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent, or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each stockholder;

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the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS
Fenwick & West LLP, San Francisco, CA, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
CohnReznick LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on CohnReznick LLP’s report, given on their authority as experts in accounting and auditing.

17,810,000 Shares of Common Stock
Pre-funded Warrants to Purchase 4,440,000 Shares of Common Stock
Warrants to Purchase 22,250,000 Shares of Common Stock
ELEVATION ONCOLOGY, INC.

PROSPECTUS SUPPLEMENT

JOINT BOOKRUNNING MANAGERS
SVB SecuritiesTD Cowen
June 8, 2023